Exhibit 10.10
VERSANT MEDIA GROUP, INC.
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
(Effective January 2, 2026)

1.GENERAL

(a)Purpose. The purpose of this Deferred Compensation Plan for Non-Employee Directors (as may be amended from time to time, the “Plan”) is to attract and retain the services of Non-Employee Directors of Versant Media Group, Inc., a Pennsylvania corporation (including any successor thereto by merger, consolidation, amalgamation, acquisition of all or substantially all the assets thereof, or otherwise, the “Company”) by providing them with opportunities to defer the settlement of Restricted Stock Units and other compensation and to encourage them to acquire additional Shares (the “Board”), thereby furthering the best interests of the Company and its shareholders. Non-Employee Directors receive compensation for service on the Board and committees of the Board in accordance with the terms of the Versant Media Group Inc. Non-Employee Director Compensation Policy (as may be amended from time to time, the “Director Compensation Policy”).

(b)Omnibus Incentive Plan. The Plan does not authorize or contemplate any additional Shares beyond the Shares authorized under the Versant Media Group, Inc. Omnibus Equity Incentive Plan (as may be amended and restated from time to time, or the applicable successor plan thereto, the “Omnibus Plan”). The Plan incorporates by reference herein the terms of the Omnibus Plan. Unless otherwise defined in this Plan, capitalized terms used in the Plan shall have the meanings assigned to them in the Omnibus Plan.

2.ELIGIBILITY

    Except as otherwise determined by the Board, each Non-Employee Director is eligible to participate in the Plan. Each such Non-Employee Director who makes a deferral under the Plan is referred to herein as a “Participant.”

3.ADMINISTRATION

(a)The Plan shall be administered by the Compensation and Culture Committee of the Board (the “Committee”), which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding on all Persons, including the Company and any Affiliate, director, beneficiary or shareholder. For the avoidance of doubt, the Board may, in its sole discretion, at any time and from time to time, administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(b)The Committee may delegate to any Person such duties and powers, both administrative and discretionary, as it deems appropriate, except for such duties that may not be delegated by law or regulation.

4.DEFERRAL ELECTIONS

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Exhibit 10.10
(a)Deferral Elections. Each Participant may elect to defer settlement of all or, solely to the extent determined by the Committee, a portion of, any (i) Shares issuable pursuant to any Restricted Stock Units granted to such Participant under the Omnibus Plan in respect of such Participant’s service on the Board (a “Deferred Restricted Stock Units”) and (ii) solely to the extent permitted by the Committee pursuant to an Election Form, Annual Retainers and/or Committee Retainers (as defined in the Director Compensation Policy) granted to such Participant under the Director Compensation Policy (a “Deferred Retainer”). The date on which any such Shares were scheduled to be issued to such Participant, and/or the date on which any such cash retainer was scheduled to be to paid to such Participant, in each case had such Participant not deferred receipt of such Shares and/or retainer, is referred to herein as the “Scheduled Payment Date.”

(b)Election Forms. A Participant’s deferral election shall be made in the form of a document (an “Election Form”) established for such purpose by the Committee that is executed by such Participant and filed with the Secretary of the Company. Each Election Form will remain in effect until superseded or revoked pursuant to Section 4(d) or Section 4(e). The Election Form will require such Participant to specify:

(i)the portion of any Shares issuable upon settlement of any Restricted Stock Units and/or the portion of the retainer that will be deferred;

(ii)in the case of a Deferred Retainer (to the extent deferrals of cash retainers are permitted by the Committee), whether distribution will be made to such Participant in cash or, solely to the extent permitted by the Committee in such Election Form, in the form of Shares; and
(iii)the Scheduled Payment Date on which the deferred cash or Shares will be distributed to such Participant, which may, as determined by the Committee in an Election Form, be (x) a specified date, (y) upon the Participant’s Termination of Service, or (z) upon a specified date following a Participant’s Termination of Service.

(c)Timing of Elections.

(i)Subject to Section 4(c)(ii), an Election Form filed by a Participant shall apply to any Restricted Stock Unit or cash retainer that is granted to a Participant for any period of service that commences following the year in which such Election Form is filed; and

(ii)Notwithstanding Section 4(c)(i), a Participant who first becomes eligible to participate in the Plan (including any other plan that is required to be treated as a single plan with the Plan under Section 409A of the Code) may file an Election Form during the first thirty (30) days of such eligibility; provided that such Election Form shall apply to any Restricted Stock Unit or retainer that is granted to such Participant or relates to services performed following the date on which such Participant executes such Election Form.

(d)Subsequent Elections. A Participant who has an Election Form on file with the Company may file with the Secretary of the Company a subsequent Election Form at any time. Such Election Form shall apply to any Restricted Stock Unit or retainer that is granted to such Participant for any period of service that commences following the year in which such subsequent Election Form is filed.

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Exhibit 10.10
(e)Revoking Elections. A Participant may revoke an Election Form at any time by providing written notice to the Secretary of the Company in a form to be provided to the Non-Employee Director. Such revocation shall apply to any Restricted Stock Unit that is granted to such Non-Employee Director for any period of service that commences following the year in which the written notice revoking the original election is filed.

(f)Redeferrals. Not less than twelve (12) months prior to the date on which Shares in respect of Deferred Restricted Stock Units or Deferred Retainer are scheduled to be distributed with respect to any Participant, such Participant may elect to redefer such Deferred Restricted Stock Units to a date that is not less than five (5) years after the scheduled distribution date. Such redeferral election shall be made in an Election Form approved by the Committee and filed with the Secretary of the Company.

(g)Vesting. Subject to the vesting of the Restricted Stock Units or retainer subject to deferral pursuant to any Election Form, each award of Deferred Restricted Stock Units and each Deferred Retainer shall be fully vested and non-forfeitable at all times from the applicable Scheduled Payment Date.

5.DISTRIBUTIONS

(a)Regular Distribution Date. Subject to this Section 5, Shares in respect of a Participant’s Deferred Restricted Stock Units shall be made to such Participant in single lump sum at the time specified in the applicable Election Form.

(b)Termination of Service; Disability; Change in Control. Notwithstanding anything to the contrary in any applicable Election Form, all of a Participant’s Deferred Restricted Stock Units and Deferred Retainers shall be distributed to such Participant upon a Participant’s Termination of Service or Disability or Change in Control, in each case, subject to Section 409A of the Code.

(c)Unforeseeable Emergency. The Committee, in its sole discretion, may accelerate the distribution of a Participant’s Deferred Restricted Stock Units and Deferred Retainers if such Participant experiences an unforeseeable emergency (as defined under Treas. Reg. Section 1.409A-3(i)(3)), provided that such distribution complies with Section 409A of the Code. To request such a distribution, a Participant must file an application with the Committee and furnish such supporting documentation as the Committee may require. Such application shall specify the basis for the distribution and the amount to be distributed. If such request is approved by the Committee, distribution shall be made in a lump sum payment as soon as administratively practicable, but not more than thirty (30) days, following such approval.

(d)Specified Employees. If the Committee considers a Participant to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Participant’s termination of service on the Board, any distribution that otherwise would be made to such Participant with respect to a Deferred Restricted Stock Unit or Deferred Retainer as a result of such termination of service shall not be made until the date that is six (6) months after such termination of service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code.

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Exhibit 10.10
(e)Form of Distribution. Each Deferred Restricted Stock Unit shall be distributed in Shares. Each Deferred Retainer shall be distributed in cash or Shares, as specified on the applicable Election Form.

6.AMOUNT OF DISTRIBUTION

(a)Share Account.

(i)General. Each Deferred Restricted Stock Unit (and, to the extent applicable, each Deferred Retainer that is elected to be distributed in Shares) shall be allocated to a separate bookkeeping account (a “Share Account”) established and maintained by the Company to record the number of Shares to which such Deferred Restricted Stock Unit or Deferred Retainer relates. In the case of a Deferred Restricted Stock Unit, the Share Account shall reflect the number of Shares deferred. In the case of a Deferred Retainer elected to be distributed in Shares, the Share Account shall reflect a number of Shares determined by dividing the applicable amount of the retainer by the Fair Market Value of a Share on the Scheduled Payment Date, with the value of any fractional Shares paid to the Participant in cash on the Scheduled Payment Date.

(ii)Dividend Equivalents. Until the distribution date applicable to a Participant’s Deferred Restricted Stock Unit (or Deferred Retainer that is elected to be distributed in Shares, if applicable) that is elected to be distributed in Shares, if the Company pays a regular or ordinary cash dividend on its Shares, such Participant’s Share Account shall be credited with a number of Shares determined by dividing the amount of the cash dividend by the Fair Market Value of a Share on the dividend payment date, with the value of any fractional shares paid to the Participant in cash on the dividend payment date.

(iii)Adjustments to Share Accounts.   In the event of any dividend or other distribution (other than an ordinary dividend or distribution) (whether in the form of cash, Shares or other securities), sale or other distribution of substantially all of the assets of the Company, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction, change in the Company’s corporate structure or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles any merger, reorganization, recapitalization, consolidation, any stock dividend, split, spin-off, split-up, split-off, distribution of cash, securities or other property by the Company, each Share Account shall be automatically adjusted to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Omnibus Plan.

(iv)Share Account Distribution. On the distribution date applicable to a Participant’s Deferred Stock Unit or Deferred Retainer that is elected to be distributed in Shares, such Participant shall receive that number of Shares equal to the number of Shares credited to the applicable Share Account as of such distribution date (which, for the sake of clarity, shall include any Shares credited to the Share Account as a result of the reinvestment of dividend equivalents in accordance with Section 6(a)(ii) above).

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Exhibit 10.10
(b)Cash Account.

(i)General. A Deferred Retainer that is elected to be paid in cash shall be allocated to a separate bookkeeping account (a “Cash Account”) established and maintained by the Company to record the value of such Deferred Retainer. Such Cash Account shall be deemed to have realized applicable investment earnings or losses based on the performance of the investment reference or references selected by such Participant from among the investment references made available under the Plan by the Company from time to time (if any). Such deemed investment earnings or losses shall be credited or debited to such Cash Account as of the end of each calendar quarter.

(ii)Cash Account Distribution. On the distribution date applicable to a Participant’s Deferred Retainer, such Participant shall receive an amount in cash (without interest) equal to the value of such Participant’s Cash Account as of the distribution date.

7.GENERAL PROVISIONS APPLICABLE TO DEFERALS

(a)Restrictions on Transfer. Except as provided by the Committee, no Deferred Restricted Stock Unit or Deferred Retainer (and no right under any Deferred Restricted Stock Unit or Deferred Retainer), shall be assignable, alienable, saleable or transferable by a Participant other than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to a Deferred Restricted Stock Unit or Deferred Retainer on the death of the Participant. Each Deferred Restricted Stock Unit and Deferred Retainer, and each right thereunder, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Deferred Restricted Stock Unit or Deferred Retainer, and no right under thereunder, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(b)Compliance with Securities Law. Following distribution of Shares, a Participant will be the beneficial owner of the net Shares issued to such Participant, and will be entitled to all rights of ownership, including voting rights and the right to receive cash or stock dividends or other distributions paid on the Shares. The Company may, if it determines it is appropriate, affix any legend to the stock certificates representing Shares issued in accordance with the Plan (and any stock certificates that may subsequently be issued in substitution for the original certificates). The Company may advise the transfer agent to place a stop order against such Shares if it determines that such an order is necessary or advisable.

8.AMENDMENTS AND TERMINATION

(a)Amendments, Suspension or Discontinuation of the Plan. The Committee, in its sole discretion, may amend, suspend or discontinue the Plan or any deferral at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Participant except to the extent necessary to comply with any provision of federal, state or other applicable law. The Committee further has the right, without a Participant’s consent, to amend or modify the terms of the Plan and such Participant’s deferral to the extent that the Committee deems it necessary to avoid adverse or unintended tax consequences to such Participant under Section 409A of the Code.

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Exhibit 10.10
(b)Termination of the Plan. The Board, in its sole discretion, may terminate the Plan at any time, as long as such termination complies with then applicable tax and other requirements, including Section 409A of the Code.

(c)Amendments to Deferrals. Such other changes to deferrals shall be permitted and honored under the Plan to the extent authorized by the Committee and consistent with Section 409A of the Code.

9.MISCELLANEOUS

(a)No Rights to Participation. No Non-Employee Director or other Person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors or beneficiaries under the Plan. The terms and conditions of deferrals under the Plan need not be the same with respect to each Non-Employee Director.

(b)Withholding. To the extent required by applicable law, the Company or any Affiliate shall be authorized to withhold from any Deferred Restricted Stock Unit, Deferred Retainer or distribution under the Plan the amount (in cash, notional shares, Shares or other securities) of taxes required or permitted to be withheld (up to the maximum statutory tax rate in the relevant jurisdiction) in respect of such Deferred Restricted Stock Unit, Deferred Retainer or distribution under the Plan and to take such other action as may be necessary or appropriate in the opinion of the Company or Affiliate to satisfy withholding taxes.

(c)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)No Right to Continued Service. The opportunity to make a deferral under the Plan shall not be construed as giving a Non-Employee Director the right to be retained in the service of the Board or the Company. A Participant’s deferral under the Plan is not intended to confer any rights on such Participant except as set forth in the Plan. The Company expressly reserves the right at any time to replace or not to renominate a Non-Employee Director without any liability for any claim against the Company for any payment or distribution except to the extent provided for in the Plan.

(e)Conditions upon Issuance of Shares. Shares shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

(f)Rights as a Stockholder. A Non-Employee Director will have no rights as a shareholder unless and until Shares are issued hereunder and such Non-Employee Director becomes the holder of record of such Shares.

(g)Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Pennsylvania and applicable federal law without regard to conflict of law principles.

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Exhibit 10.10

(h)Severability. If any provision of the Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Plan or any deferral under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or such deferral, such provision shall be stricken as to such jurisdiction, Person or deferral, and the remainder of the Plan and such Election Form shall remain in full force and effect.

(i)Unfunded Status of the Plan. The Plan is unfunded. The Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Non-Employee Director and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Plan. No Non-Employee Director or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall any Non-Employee Director or beneficiary or any other Person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided in the Plan and the applicable Election Form. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Non-Employee Director or beneficiary for the Company’s performance under the Plan and shall at all times be subject to the claims of creditors.

(j)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)Effective Date. The Plan shall be effective as of January 2, 2026.

(l)Section 409A of the Code. The terms and conditions of the Plan are intended to comply (and shall be interpreted in accordance) with Section 409A of the Code. If any provision of the Plan or any term or condition of any Election Form would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. For purposes of this Plan, “termination of service” (or terms of similar import) shall mean a “separation from service,” as defined in Section 409A of the Code.

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